Exhibit 10.37
TOTAL SYSTEM SERVICES, INC.
NONEMPLOYEE DIRECTOR FULLY VESTED STOCK OPTION AGREEMENT
     THIS NONEMPLOYEE DIRECTOR FULLY VESTED STOCK OPTION AGREEMENT (“Agreement”) is made effective as of ____________, ____ by and between Total System Services, Inc., (the “Company”), a Georgia corporation having its principal office at One TSYS Way, Columbus, Georgia, and _____________, a Nonemployee Director of the Company (“Option Holder”).
W I T N E S S E T H:
     WHEREAS, effective _____________, ____ pursuant to the terms of the Total System Services, Inc. 2007 Omnibus Plan (the “Plan”), the Option Holder has been awarded a Nonqualified Fully Vested Stock Option in respect of the number of shares hereinbelow set forth.
     NOW THEREFORE, in accordance with the provisions of the Plan and this Agreement, it is agreed by and between the parties hereto as follows:
     1. The terms, provisions and definitions of the Plan are incorporated by reference and made a part hereof. All capitalized terms in this Agreement shall have the same meanings given to such terms in the Plan except where otherwise noted.
     2. Subject to and in accordance with the provisions of the Plan, the Company hereby grants to the Option Holder a Nonqualified Fully Vested Stock Option (“Option”) to purchase, on the terms and subject to the conditions hereinafter set forth, _____ shares of the common stock ($0.10 par value) of the Company at the purchase price of $_____ per share, which Option shall become non-forfeitable and immediately exercisable at the close of business on ____________, ___(the “Vesting Date”).
     In the event of Option Holder’s death or total and permanent disability, Option Holder (or the legal representative of Option Holder’s estate or legatee under Option Holder’s will) shall be able to exercise the Option in full for the remainder of the Option’s term.
     In the event the Option Holder’s service as a Nonemployee Director of the Company ceases for any reason, the Option may be exercised in full for the lesser of one year following the cessation of the Option Holder’s service as a Nonemployee Director of the Company or the remainder of the Option’s term.
     Unless sooner terminated as provided in the Plan, the Option shall terminate, and all rights of the Option Holder hereunder shall expire on _____________, ___. In no event may the Option be exercised after ________________, ___.
     3. The Option or any part thereof, may, to the extent that it is exercisable, be exercised in the manner provided in the Plan. Payment of the aggregate Option Price for the number of shares purchased and any applicable taxes shall be made in the manner provided in the Plan.
     4. The Option or any part thereof may be exercised during the lifetime of the Option Holder only by the Option Holder, except as otherwise provided in the Plan or this Agreement.
     5. Unless otherwise designated by the Board of Directors or the Compensation Committee, the Option shall not be transferred, assigned, pledged or hypothecated in any way. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of a nontransferable Option or any right or privilege confirmed hereby contrary to the provisions hereof, the Option and the rights and privileges confirmed hereby shall immediately become null and void.
     6. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Company’s Stock, any necessary adjustment shall be made in accordance with the provisions of Article 4.4 of the Plan.
     7. Any notice to be given to the Company shall be addressed to the Chairman of the Board of the Company at One TSYS Way, Columbus, Georgia 31901.
     8. This Agreement shall be binding upon and inure to the benefit of the Option Holder, his personal representatives, heirs or legatees, but neither this Agreement nor any rights hereunder shall be assignable or otherwise transferable by the Option Holder except as expressly set forth in this Agreement or in the Plan.
     The Company has issued the Option subject to the foregoing terms and conditions and the provisions of the Plan. By signing below, the Option Holder hereby agrees to the foregoing terms and conditions of this award.
     IN WITNESS WHEREOF, the Option Holder has set the Option Holder’s hand and seal, effective as of ________, ___.

__________________________(L.S.)
Signature